Exhibit 99.1
Innovation at the speed of life

Danaher Reports Third Quarter 2026 Results
WASHINGTON D.C., October 21, 2026 -- Danaher Corporation (NYSE: DHR) today announced results for the third quarter 2026. All results in this release reflect only continuing operations and period-to-period comparisons are year-over-year unless otherwise noted.
Key Third Quarter 2026 Results
•Net earnings were $1.2 billion, or $1.71 per diluted common share, up 34.5% year-over-year.
•Non-GAAP adjusted diluted net earnings per common share grew 11.5% to $2.11.
•Revenues increased 8.5% year-over-year to $6.6 billion.
•Non-GAAP core revenue excluding respiratory revenue increased 5.5% year-over-year and non-GAAP core revenue increased 3.0% year-over-year.
•Operating cash flow was $1.9 billion and non-GAAP free cash flow was $1.6 billion.

Julie Sawyer Montgomery, President and Chief Executive Officer, stated, “We delivered better-than-expected third quarter revenue, earnings and cash flow, and are encouraged by the improving trends we saw across our end markets. The continued acceleration in core revenue growth excluding respiratory revenue, together with DBS-driven execution drove double-digit adjusted EPS growth and underscored our ability to convert improving demand into strong financial performance.”

Ms. Sawyer Montgomery continued, “Danaher has built a strong foundation, and the time I’ve spent with our teams and customers during my transition into the CEO role has only reinforced my conviction in the opportunities ahead. Looking forward, the opportunity for Danaher is clear: to become the defining leader in Life Sciences and Diagnostics–a company that unambiguously gains share, delivers sustainable profitable growth, and helps our customers improve outcomes for patients around the world.”
Fourth Quarter and Full Year 2026 Outlook
Danaher Corporation (the “Company”) does not reconcile non-GAAP forecasted core sales growth, adjusted operating profit margin and adjusted diluted net earnings per common share to their respective, comparable measure prepared in accordance with U.S. generally accepted accounting principles (GAAP) because (except for estimated amortization of acquisition-related intangible assets of $0.5 billion for the fourth quarter and $1.9 billion for the year ending December 31, 2026 and the estimated impact of foreign currency on sales, which is estimated to be flat in the fourth quarter and increase sales by 1.0% in the full year, assuming the currency exchange rates in effect as of September 25, 2026) the additional elements that would be reflected in any such GAAP measures (such as the impact of currency exchange rates on profitability, future acquisitions, divested product lines, discrete tax adjustments, impairments, gains and losses on investments and the outcome of legal proceedings) are difficult to predict and estimate and are often dependent on future events that may be uncertain or outside of our control. The impact of these additional elements could be material to our results computed in accordance with GAAP.
For the fourth quarter 2026, the Company anticipates that non-GAAP core revenue excluding respiratory revenue will increase in the 4.0% to 5.0% range year-over-year. We expect respiratory revenue to be an approximately 150 basis point headwind, resulting in core revenue growth of approximately 3.0%.
For full year 2026, the Company is increasing its full year adjusted diluted net earnings per common share guidance to a range of $8.57 to $8.62 versus previous guidance of $8.45 to $8.60.
Conference Call and Webcast Information
Danaher will discuss its third quarter results and financial guidance for the fourth quarter and full year 2026, including as applicable key assumptions with respect thereto, during its investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 800-267-6316, within the U.S. or +1 203-518-9783 outside the U.S. a few minutes before 8:00 a.m. ET and notifying the operator that you are dialing in for Danaher's earnings conference call (Conference ID: DHRQ326). A replay of the conference call will be available shortly after the conclusion of the call and until November 4, 2026. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”
ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to advancing the power of science and technology to improve human health. Through our connected ecosystem of industry-leading businesses, we work side by side with customers to solve many of their most complex scientific and clinical challenges— accelerating the moment scientific discovery becomes human impact. Powered by the Danaher Business System, our advanced science and technology and proven ability to innovate help enable faster, more accurate diagnoses and reduce the time, cost, and risk required to discover, develop, and deliver life-changing therapies. Through continuous improvement and operational excellence, our approximately 60,000 associates worldwide are focused on delivering lasting impact and improving quality of life around the world, while building a healthier, more sustainable tomorrow. That’s innovation at the speed of life. Explore more at www.danaher.com.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with GAAP, this earnings release also contains non-GAAP financial measures. Calculations of these measures, explanations of what these measures represent and the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, where applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Danaher’s website (www.danaher.com).
FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial results for the fourth quarter and full year 2026, the Company’s expectations regarding business trends, opportunities, market share gains, sustainable profitable growth and improved patient outcomes and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: the impact of the tariffs and related actions implemented by the U.S. and other countries, the impact of our debt obligations (including debt we incurred to finance the acquisition of Masimo Corporation) on our operations and liquidity, deterioration of or instability in the global economy, the markets we serve and the financial markets, uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products, the impact of global health crises, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (in each case, including with respect to our acquisition of Masimo Corporation), including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, security breaches or other disruptions of our information technology systems or violations of data privacy laws, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation, regulatory proceedings and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to our manufacturing operations, the impact of climate change, legal or regulatory measures to address climate change and other sustainability topics and our ability to address regulatory requirements or stakeholder expectations relating to climate change and other sustainability topics, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, labor matters and our ability to recruit, retain and motivate talented employees, U.S. and non-U.S. economic, political, geopolitical, legal, compliance, social and business factors (including the impact of elections, regulatory and policy changes or uncertainty, government shutdowns and military conflicts such as the conflict in the Middle East), disruptions and other impacts relating to man-made and natural disasters, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2026. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
This press release may include descriptions of certain products and/or devices that have applications submitted and pending for certain regulatory approvals, or are available only in certain markets.
CONTACT
•Investor: Rachel Vatnsdal, Vice President, Investor Relations, investor.relations@danaher.com
•Media: media@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037,
Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	September 25, 2026	September 26, 2025	September 25, 2026		September 26, 2025
Sales	$6,554	$6,053	$18,770		$17,730
Cost of sales	(2,717)	(2,530)	(7,731)		(7,173)
Gross profit	3,837	3,523	11,039		10,557
Operating costs:
Selling, general and administrative expenses	(2,159)	(1,991)	(6,091)		(6,209)
Research and development expenses	(433)	(378)	(1,232)		(1,160)
Operating profit	1,245	1,154	3,716		3,188
Nonoperating income (expense):
Other income (expense), net	(9)	(14)	(85)		(135)
Interest expense	(135)	(67)	(305)		(210)
Interest income	31	3	119		17
Earnings before income taxes	1,132	1,076	3,445		2,860
Income taxes	75	(168)	(339)		(443)
Net earnings from continuing operations	1,207	908	3,106		2,417
Earnings from discontinued operations, net of income taxes	28	—	28		—
Net earnings	$1,235	$908	$3,134		$2,417
Net earnings per common share from continuing operations:
Basic	$1.71	$1.28	$4.40	(a)	$3.38
Diluted	$1.71	$1.27	$4.38	(a)	$3.37
Net earnings per common share from discontinued operations:
Basic	$0.04	$—	$0.04		$—
Diluted	$0.04	$—	$0.04		$—
Net earnings per common share:
Basic	$1.75	$1.28	$4.44	(a)	$3.38	(a)
Diluted	$1.75	$1.27	$4.42	(a)	$3.37	(a)
Average common stock and common equivalent shares outstanding:
Basic	703.8	710.7	705.7		714.5
Diluted	706.8	713.7	708.5		717.9
(a) Net earnings per common share amounts for the relevant three-month periods do not add to the nine-month period amount due to rounding.
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share from Continuing Operations and Adjusted Diluted Net Earnings Per Common Share from Continuing Operations

	Three-Month Period Ended		Nine-Month Period Ended
	September 25, 2026	September 26, 2025	September 25, 2026	September 26, 2025
Diluted Net Earnings Per Common Share From Continuing Operations (GAAP)	$1.71	$1.27	$4.38	$3.37
Amortization of acquisition-related intangible assets A	0.73	0.61	1.99	1.77
Fair value net (gains) losses on investments B	0.02	0.02	0.14	0.21
Acquisition-related items C	0.12	—	0.29	—
Impairments D	0.07	0.14	0.07	0.76
Special equity awards compensation expense E	0.02	—	0.02	—
Settlement of acquisition-related contingency F	(0.01)	—	(0.01)	—
Gain on a product line disposition G	—	—	—	(0.01)
Tax effect of the above adjustments H	(0.17)	(0.15)	(0.43)	(0.54)
Discrete tax adjustments I	(0.37)	—	(0.34)	0.02
Rounding	(0.01)	—	—	(0.01)
Adjusted Diluted Net Earnings Per Common Share From Continuing Operations (Non-GAAP)	$2.11	$1.89	$6.11	$5.57

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Nine-Month Period Ended
	September 25, 2026	September 26, 2025	September 25, 2026	September 26, 2025
Pretax	$513	$433	$1,410	$1,269
After-tax	426	359	1,170	1,053
B    Net (gains) losses on the Company's equity and limited partnership investments recorded in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Nine-Month Period Ended
	September 25, 2026	September 26, 2025	September 25, 2026	September 26, 2025
Pretax	$13	$15	$97	$149
After-tax	10	12	74	113
C    Fair value adjustments to inventory in the three and nine-month periods ended September 25, 2026 ($84 million and $130 million pretax as reported in this line item, $67 million and $103 million after-tax, respectively), transaction costs deemed significant and pre-acquisition share-based and change-in-control payments in each case related to the acquisition of Masimo Corporation in the nine-month period ended September 25, 2026 ($79 million pretax as reported in this line item, $74 million after-tax). The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.
D    Impairment charges related to a facility in the Biotechnology segment recorded in both the three and nine-month periods ended September 25, 2026 ($52 million pretax as reported in this line item, $39 million after-tax), technology and other intangible assets in the Biotechnology segment recorded in both the three and nine-month periods ended September 26, 2025 ($86 million pretax as reported in this line item, $58 million after-tax), a trade name in the Diagnostics segment recorded in both the three and nine-month periods ended September 26, 2025 ($15 million pretax as reported in this line item, $12 million after-tax), a trade name in the Life Sciences segment recorded in the nine-month period ended September 26, 2025 ($432 million pretax as reported in this line item, $328 million after-tax) and a facility in the Biotechnology segment recorded in the nine-month period ended September 26, 2025 ($15 million pretax as reported in this line item, $11 million after-tax).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
E    Compensation expense in the three and nine-month periods ended September 25, 2026 related to special long-term growth equity awards granted to the Company’s founders, certain executive officers and other key leaders in the third quarter of 2026 (“special equity awards”) ($14 million pretax as reported in this line item, $14 million after-tax). These awards have vesting terms and amounts that differ from the Company’s typical annual equity grants.
F    Settlement of an acquisition-related contingency in the Life Sciences segment in the three and nine-month periods ended September 25, 2026 ($8 million pretax as reported in this line item, $6 million after-tax).
G    Gain on a product line disposition in the nine-month period ended September 26, 2025 ($9 million pretax as reported in this line item, $7 million after-tax).
H    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
I    Discrete tax adjustments and other tax-related adjustments for the three-month period ended September 25, 2026, include the impact of net discrete tax benefits of $263 million related primarily to the release of reserves for uncertain tax positions resulting from audit settlements. Discrete tax adjustments and other tax-related adjustments for the nine-month period ended September 25, 2026, include the impact of net discrete tax benefits of $242 million related primarily to the release of reserves for uncertain tax positions resulting from audit settlements and the expiration of statutes of limitations during the nine-month period, partially offset by changes in estimates associated with prior period uncertain tax positions. There were no net discrete tax adjustments for the three-month period ended September 26, 2025, as a valuation allowance recorded on certain foreign operating losses was offset by benefits from the remeasurement of deferred taxes in a jurisdiction which enacted a tax rate change. Discrete tax adjustments and other tax-related adjustments for the nine-month period ended September 26, 2025, include the impact of net discrete tax charges of $12 million related primarily to a valuation allowance recorded on certain foreign operating losses and changes in uncertain tax positions, partially offset by the remeasurement of deferred taxes in a jurisdiction which enacted a tax rate change and the release of reserves for uncertain tax positions due to the expiration of statutes of limitations.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales Growth by Segment, Core Sales Growth (Decline) by Segment and Core Sales Growth Excluding Respiratory Testing

	% Change Three-Month Period Ended September 25, 2026 vs. Comparable 2025 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales growth (GAAP)	8.5%	0.5%	4.0%	17.0%
Impact of:
Acquisitions/divestitures	(6.5)%	—%	—%	(16.5)%
Currency exchange rates	—%	0.5%	0.5%	—%
Tariff refunds to customers	1.0%	4.0%	—%	—%
Core sales growth (non-GAAP)	3.0%	5.0%	4.5%	0.5%
Impact of respiratory testing	2.5%			6.5%
Core sales growth excluding respiratory testing (non-GAAP)	5.5%			7.0%

	% Change Nine-Month Period Ended September 25, 2026 vs. Comparable 2025 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales growth (GAAP)	6.0%	5.0%	4.5%	7.5%
Impact of:
Acquisitions/divestitures	(3.0)%	—%	—%	(7.0)%
Currency exchange rates	(1.5)%	(1.5)%	(1.0)%	(1.0)%
Tariff refunds to customers	0.5%	1.0%	—%	—%
Core sales growth (decline) (non-GAAP)	2.0%	4.5%	3.5%	(0.5)%
Impact of respiratory testing	2.5%			5.5%
Core sales growth excluding respiratory testing (non-GAAP)	4.5%			5.0%
Note: Beginning with the Company’s Quarterly Report on Form 10-Q for the third quarter of 2026, the Company is excluding from core sales growth and core sales excluding respiratory testing the impact, if any, of tariff refunds received by the Company (related to tariff payments made in prior periods) that are returned or to be returned to customers (“tariff refunds to customers”).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Non-GAAP Forward-Looking Information

	% Change Three-Month Period Ending December 31, 2026 vs. Comparable 2025 Period	% Change Year Ending December 31, 2026 vs. Comparable 2025 Period
Core sales growth (non-GAAP)
Biotechnology	+Mid-single digit	+Mid-single digit
Life Sciences	+4.0% - +5.0%	+3.0% - +4.0%
Diagnostics	+Up slightly	~Flat
Total Company	~+3.0%	~+2.5%
Impact of respiratory testing	~+150 basis points	+Low-single digit
Core sales growth excluding respiratory testing (non-GAAP)	+4.0% - +5.0%	+Mid-single digit
Note: For the impact of respiratory testing, a positive amount represents a year-over-year headwind to core sales growth, and a negative amount represents a year-over-year tailwind to core sales growth.

	Three-Month Period Ending December 31, 2026	Year Ending December 31, 2026
Adjusted operating profit margin (non-GAAP)	~29.5%
Adjusted diluted net earnings per common share from continuing operations (non-GAAP)		$8.57 - $8.62
Other Forward-Looking Information

	Three-Month Period Ending December 31, 2026	Year Ending December 31, 2026
Impact of currency exchange rates on sales J	~Flat	~+1.0%
Amortization of acquisition-related intangible assets ($ in millions)	~$(500)	~$(1,900)
Corporate expense K ($ in millions)	~$(90)	~$(355)
Interest expense, net L ($ in millions)	~$(120)	~$(305)
Effective tax rate	~17.0%	~17.0%
Average adjusted diluted shares (in millions)	~707	~708
J    Impact of currency exchange rates on sales for the fourth quarter and full year 2026 assumes the currency exchange rates in effect as of September 25, 2026.
K    Corporate expense represents the operating profit (GAAP) for the Company’s Other segment, which consists of unallocated corporate costs and other costs not considered part of management’s evaluation of reportable segment operating performance, less approximately $200 million in both periods of stock-based compensation expense associated with the special equity awards, which is inclusive in both periods of a $185 million charge related to certain of the special equity awards that have been canceled.
L    Interest expense, net is defined as interest expense net of interest income. This line item is an assumption rather than a forecast. The estimated interest expense, net is calculated assuming the currency exchange rates in effect as of September 25, 2026 are to prevail throughout the remainder of the period indicated and no change in the amount of commercial paper outstanding.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Historical Sales (Decline) Growth, Core Sales Growth and Core Sales Growth Excluding Respiratory Testing

	% Change Three-Month Period Ended vs. Comparable 2024 Period				% Change Year Ended December 31, 2025 vs. Comparable 2024 Period	% Change Three-Month Period Ended vs. Comparable 2025 Period
	March 28, 2025	June 27, 2025	September 26, 2025	December 31, 2025		March 27, 2026	June 26, 2026
Total sales (decline) growth (GAAP)	(1.0)%	3.5%	4.5%	4.5%	3.0%	3.5%	5.5%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	—%	0.5%	—%	—%	(1.5)%
Currency exchange rates	1.5%	(2.0)%	(1.5)%	(2.5)%	(1.0)%	(3.0)%	(1.0)%
Core sales growth (non-GAAP)	—%	1.5%	3.0%	2.5%	2.0%	0.5%	3.0%
Impact of respiratory testing	1.0%	0.5%	(0.5)%	1.5%	0.5%	2.5%	1.5%
Core sales growth excluding respiratory testing (non-GAAP)	1.0%	2.0%	2.5%	4.0%	2.5%	3.0%	4.5%
Note: For the impact of respiratory testing, a positive amount represents a year-over-year headwind to core sales growth, and a negative amount represents a year-over-year tailwind to core sales growth.
Historical and Forward-Looking Respiratory Testing Sales
($ in millions)

	Three-Month Period Ended				Year Ended December 31, 2025 M	Three-Month Period Ended			Three-Month Period Ending December 31, 2026	Year Ending December 31, 2026
	March 28, 2025	June 27, 2025	September 26, 2025	December 31, 2025		March 27, 2026	June 26, 2026	September 25, 2026
Respiratory testing sales N	~$650	~$300	~$500	~$500	~$1,900	~$500	~$250	~$350	~$400	~$1,500

M     Respiratory testing sales amounts for the relevant three-month periods may not add to the year-to-date period amount due to rounding.
N     Actual respiratory testing sales are rounded to the nearest $50 million.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow from Continuing Operations, Free Cash Flow from Continuing Operations and Related Measures
($ in millions)

	Three-Month Period Ended		Year-over-Year Change	Nine-Month Period Ended		Year-over-Year Change
	September 25, 2026	September 26, 2025		September 25, 2026	September 26, 2025
Total Cash Flow from Continuing Operations:
Net cash provided by operating activities from continuing operations (GAAP)	$1,886	$1,662		$4,742	$4,299
Total cash used in investing activities for continuing operations (GAAP)	$(300)	$(312)		$(10,696)	$(812)
Total cash (used in) provided by financing activities for continuing operations (GAAP)	$(262)	$(2,781)		$7,057	$(4,283)

Free Cash Flow from Continuing Operations:
Net cash provided by operating activities from continuing operations (GAAP)	$1,886	$1,662	~ 13.5%	$4,742	$4,299	~ 10.5%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(255)	(292)		(761)	(785)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	1	—		1	10
Free cash flow from continuing operations (non-GAAP)	$1,632	$1,370	~ 19.0%	$3,982	$3,524	~ 13.0%

Operating Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio:
Net cash provided by operating activities from continuing operations (GAAP)	$1,886	$1,662		$4,742	$4,299
Net earnings from continuing operations (GAAP)	1,207	908		3,106	2,417
Operating cash flow from continuing operations to net earnings from continuing operations conversion ratio (GAAP)	1.56	1.83		1.53	1.78

Free Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio:
Free cash flow from continuing operations from above (non-GAAP)	$1,632	$1,370		$3,982	$3,524
Net earnings from continuing operations (GAAP)	1,207	908		3,106	2,417
Free cash flow from continuing operations to net earnings from continuing operations conversion ratio (non-GAAP)	1.35	1.51		1.28	1.46
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to the non-GAAP measures related to core sales, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share From Continuing Operations, Adjusted Operating Profit and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to the profitability-related non-GAAP measures:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and the related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales and core sales excluding respiratory testing, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult and (3) beginning with the Company’s Quarterly Report on Form 10-Q in the third quarter of 2026, we exclude tariff refunds to customers to help customers better understand underlying growth trends in the Company’s business that otherwise may be obscured by such item.

•With respect to core sales excluding respiratory testing, we exclude the impact of revenues related to the sale of respiratory testing products in the Company’s molecular diagnostics business in the Diagnostics segment. Demand for respiratory testing depends significantly on the severity levels of influenza and influenza-like illness in a given period, and these severity levels are not under management’s control. As a result, presenting core sales on a basis that combines respiratory testing revenue with other Diagnostics business revenues can obscure underlying growth trends within the Diagnostics businesses. The Company believes that this measure complements core sales, enhances investors’ understanding of the historical and anticipated performance of the Diagnostics businesses as a whole, including with respect to underlying growth trends and facilitates comparisons of period-to-period performance.
•With respect to the FCF Measure, we deduct payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.